P.O. Box 2198 · Memphis, TN · 38101-2198 · (901) 495-6500 · Fax: (901) 495-8300

News: For immediate release

AUTOZONE AUTHORIZES 10b5-1 PLAN

Memphis, Tenn. (April 20, 2003) --AutoZone, Inc. (NYSE: AZO) today announced that its Board of Directors has approved a 10b5-1 plan to continue to repurchase its shares. The plan under Rule 10b5-1 of the Securities Exchange Act of 1934 allows the Company to repurchase shares under its current share repurchase authorization at times when it would ordinarily not be in the market because of blackout periods required by the Securities laws.

Comparable store sales for the first 8 weeks of the third fiscal quarter (ending May 10, 2003) are up 3%, with AZ Commercial same store sales up 31% and retail same store sales flat.  Earnings per share for the quarter currently are expected to range from $1.24 to $1.31 per share.

On May 27, 2003, AutoZone will announce results for the third quarter ended May 10, 2003.  AutoZone will host a one-hour conference call on May 28, 2003, beginning at 9 a.m. (CDT).

As of February 15, 2003, AutoZone sells auto and light truck parts, chemicals and accessories through 3,122 AutoZone stores in 44 states plus the District of Columbia in the U.S. and 41 AutoZone stores in Mexico and also sells the ALLDATA brand automotive diagnostic and repair software.  On the web, AutoZone sells diagnostic and repair information through www.alldatadiy.com, and auto and light truck parts through www.autozone.com.

Certain statements contained in this press release are forward-looking statements.  These statements discuss, among other things, estimates of financial results, business strategies and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, accuracy of estimates, competition, product demand, the economy, inflation, gasoline prices, consumer debt levels, war and the prospect of war, including terrorist activity, weather, and availability of commercial transportation.  Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 31, 2002, for more information related to those risks.  AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

Contact Information:

Media:  Ray Pohlman at (901) 495-7962, ray.pohlman@autozone.com

Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com